UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2013

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 5, 2013, Harold M. Korell, Chairman of the Board of Directors of Southwestern Energy Company (the "Company"), informed the Board that he will not stand for reelection at the May 2014 annual meeting of stockholders.  The Board intends at that time to elect Steven L. Mueller, the Company's President and Chief Executive Officer, as Chairman while continuing as CEO.

On December 6, 2013, the Company's Board of Directors elected Jeffrey B. Sherrick Executive Vice President, Corporate Development. Mr. Sherrick previously had been Senior Vice President, Corporate Development.

(e)  On December 5, 2013, after consideration and a review of a number of factors, including but not limited to performance, competitive market data and the recommendations of outside compensation consultants, the Compensation Committee of the Board of Directors of the Company approved the 2014 annual base salaries for the Named Executive Officers from the proxy statement for the Company's 2013 annual meeting of stockholders who are current employees of the Company to be as follows: Steven L. Mueller, President and Chief Executive Officer, $900,000; William J. Way, Executive Vice President and Chief Operating Officer, $650,000; Mark K. Boling, Executive Vice President and President, V+ Development Solutions, $500,000; R. Craig Owen, Senior Vice President and Chief Financial Officer, $435,000; and Jeffrey B. Sherrick, Senior Vice President (now Executive Vice President), Corporate Development, $420,000. The Compensation Committee also granted annual incentive compensation awards and long-term compensation awards to these Named Executive Officers under the 2013 Incentive Plan consistent with that plan as described in the proxy statement for the 2013 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 10, 2013	By:	/s/ R. CRAIG OWEN
	Name:	R. Craig Owen
	Title:	Senior Vice President and
Chief Financial Officer